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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16905, 333-22749, 333-96393, 333-38626,
333-99749, and 333-99751) of Forrester Research, Inc. of our reports dated March 14, 2006, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Forrester Research, Inc., which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Boston, Massachusetts
March 14, 2006